Exhibit 99.3

Discussion and

Reconciliation of Non-

GAAP Financial Measures

March 31, 2019

(Unaudited)

Definitions

Adjusted Fixed Charge Coverage  Adjusted EBITDAre divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and our ability to meet interest payments on our outstanding debt and pay dividends to our preferred stockholders, if applicable. Our various debt agreements contain covenants that require us to maintain ratios similar to Adjusted Fixed Charge Coverage, and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain of our debt instruments. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDAre and Fixed Charges.
Cash Operating Expenses Cash Operating Expenses represents property level operating expenses (which exclude transition costs) after eliminating the effects of straight-line rents, lease termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee expense.
Cash Real Estate Revenues Cash Real Estate Revenues represents rental and related revenues, resident fees and services and income from DFLs after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, lease termination fees and the impact of deferred community fee income.
Consolidated Debt The carrying amount of bank line of credit and term loans, senior unsecured notes, mortgage debt and other debt, as reported in our consolidated financial statements.
Consolidated Gross Assets The carrying amount of total assets, excluding investments in and advances to our unconsolidated JVs, after adding back accumulated depreciation and amortization, as reported in our consolidated financial statements. Consolidated Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Consolidated Secured Debt Mortgage and other debt secured by real estate, as reported in our consolidated financial statements.
Debt Investments Loans secured by a direct interest in real estate and mezzanine loans.
Direct Financing Lease ("DFL") Lease for which future minimum lease payments are recorded as a receivable and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield.
EBITDAre and Adjusted EBITDAre EBITDAre, or EBITDA for Real Estate, is a supplemental performance measure defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and intended for real estate companies. It represents earnings before interest expense, income taxes, depreciation and amortization, gains or losses from sales of depreciable property (including gains or losses on change in control), and impairment charges (recoveries) related to depreciable property. Adjusted EBITDAre is defined as EBITDAre excluding impairments (recoveries) related to non-depreciable assets, transaction-related items, prepayment costs (benefits) associated with early retirement or payment of debt, severance and related charges, litigation costs (recoveries), casualty-related charges (recoveries), stock compensation expense and foreign currency remeasurement losses (gains), and is adjusted to include our share of CCRC non-refundable entrance fees received. EBITDAre and Adjusted EBITDAre include our pro rata share of our unconsolidated JVs presented on the same basis. We consider EBITDAre and Adjusted EBITDAre important supplemental measures to net income (loss) because they provide an additional manner in which to evaluate our operating performance and serve as additional indicators of our ability service our debt obligations. Net income (loss) is the most directly comparable U.S. generally accepted accounting principles (“GAAP”) measure to EBITDAre and Adjusted EBITDAre.
Enterprise Debt Consolidated Debt plus our pro rata share of total debt from our unconsolidated JVs. Enterprise Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share information is calculated by applying our actual ownership percentage for the period and excludes debt funded by us to our JVs. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Enterprise Gross Assets Consolidated Gross Assets plus our pro rata share of total gross assets from our unconsolidated JVs, after adding back accumulated depreciation and amortization. Enterprise Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Enterprise Secured Debt Consolidated Secured Debt plus our pro rata share of mortgage debt from our unconsolidated JVs. Enterprise Secured Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of Enterprise Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Entrance Fee Certain of our communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For net income, NOI and NAREIT FFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. For Cash NOI and FAD, the non-refundable entrance fees ("NREFs") are recognized upon receipt, net of a reserve for statutory refunds due to early terminations. The refundable portion of a resident’s entrance fee is generally refundable within a certain number

2

Definitions

of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as liabilities.
Financial Leverage Enterprise Debt divided by Enterprise Gross Assets. Financial Leverage is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share information is calculated by applying our actual ownership percentage for the period and excludes debt funded by us to our JVs. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Fixed Charges Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges also includes our pro rata share of the interest expense plus capitalized interest plus preferred stock dividends (if applicable) of our unconsolidated JVs. Fixed Charges is a supplemental measure of our interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations.
Funds Available for Distribution (“FAD”) FAD is defined as FFO as adjusted after excluding the impact of the following: (i) amortization of deferred compensation expense, (ii) amortization of deferred financing costs, net, (iii) straight-line rents, (iv) deferred income taxes, (v) amortization of acquired market lease intangibles, net, (vi) non-cash interest related to DFLs and lease incentive amortization (reduction of straight-line rents), (vii) actuarial reserves for insurance claims that have been incurred but not reported, and (viii) deferred revenues, excluding amounts amortized into rental income that are associated with tenant funded improvements owned/recognized by us and up-front cash payments made by tenants to reduce their contractual rents. Also, FAD: (i) is computed after deducting recurring capital expenditures, including second generation leasing costs and second generation tenant and capital improvements, and (ii) includes lease restructure payments and adjustments to compute our share of FAD from our unconsolidated joint ventures and those related to CCRC non-refundable entrance fees. Certain prior period amounts in the “Non-GAAP Financial Measures Reconciliation” below for FAD have been reclassified to conform to the current period presentation. More specifically, recurring capital expenditures, including second generation leasing costs and second generation tenant and capital improvements ("FAD capital expenditures") excludes our share from unconsolidated joint ventures (reported in “other FAD adjustments”). Adjustments for joint ventures are calculated to reflect our pro-rata share of both our consolidated and unconsolidated joint ventures. We reflect our share of FAD for unconsolidated joint ventures by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. We reflect our share for consolidated joint ventures in which we do not own 100% of the equity by adjusting our FAD to remove the third party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods (reported in “other FAD adjustments”). See FFO for further disclosure regarding our use of pro-rata share information and its limitations. Other REITs or real estate companies may use different methodologies for calculating FAD, and accordingly, our FAD may not be comparable to those reported by other REITs. Although our FAD computation may not be comparable to that of other REITs, management believes FAD provides a meaningful supplemental measure of our performance and is frequently used by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. We believe FAD is an alternative run-rate earnings measure that improves the understanding of our operating results among investors and makes comparisons with: (i) expected results, (ii) results of previous periods and (iii) results among REITs more meaningful. FAD does not represent cash generated from operating activities determined in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs as it excludes the following items which generally flow through our cash flows from operating activities: (i) adjustments for changes in working capital or the actual timing of the payment of income or expense items that are accrued in the period, (ii) transaction-related costs, (iii) litigation settlement expenses, (iv) severance-related expenses and (v) actual cash receipts from interest income recognized on loans receivable (in contrast to our FAD adjustment to exclude non-cash interest and depreciation related to our investments in direct financing leases). Furthermore, FAD is adjusted for recurring capital expenditures, which are generally not considered when determining cash flows from operations or liquidity. FAD is a non-GAAP supplemental financial measure and should not be considered as an alternative to net income (loss) determined in accordance with GAAP.
Funds From Operations (“FFO”) FFO encompasses NAREIT FFO and FFO as adjusted, each of which is described in detail below. We believe FFO applicable to common shares, diluted FFO applicable to common shares, and diluted FFO per common share are important supplemental non-GAAP measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. The term FFO was designed by the REIT industry to address this issue.
NAREIT FFO. FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is net income (loss) applicable to common shares (computed in accordance with GAAP), excluding gains or losses from sales of depreciable property, including any current and deferred taxes directly associated with sales of depreciable property, impairments of, or related to, depreciable real estate, plus real estate and other real estate-related depreciation and amortization, and adjustments to compute our share of NAREIT FFO and FFO as adjusted (see below) from joint ventures. Adjustments for joint ventures are calculated to reflect our pro-rata share of both our consolidated and unconsolidated joint ventures. We reflect our share of NAREIT FFO for unconsolidated joint ventures by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. For consolidated joint ventures in which we do not own 100%, we reflect our share of the equity by adjusting our NAREIT FFO to remove the third party ownership share of the applicable reconciling items based on actual ownership percentage

3

Definitions

for the applicable periods. Our pro-rata share information is prepared on a basis consistent with the comparable consolidated amounts, is intended to reflect our proportionate economic interest in the operating results of properties in our portfolio and is calculated by applying our actual ownership percentage for the period. We do not control the unconsolidated joint ventures, and the pro-rata presentations of reconciling items included in NAREIT FFO do not represent our legal claim to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital.
The presentation of pro-rata information has limitations, which include, but are not limited to, the following: (i) the amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses and (ii) other companies in our industry may calculate their pro-rata interest differently, limiting the usefulness as a comparative measure. Because of these limitations, the pro-rata financial information should not be considered independently or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP financial statements, using the pro-rata financial information as a supplement.
NAREIT FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income (loss). We compute NAREIT FFO in accordance with the current NAREIT definition; however, other REITs may report NAREIT FFO differently or have a different interpretation of the current NAREIT definition from ours.
FFO as adjusted. In addition, we present NAREIT FFO on an adjusted basis before the impact of non-comparable items including, but not limited to, transaction-related items, impairments (recoveries) of non-depreciable assets, losses (gains) from the sale of non-depreciable assets, severance and related charges, prepayment costs (benefits) associated with early retirement or payment of debt, litigation costs (recoveries), casualty-related charges (recoveries), foreign currency remeasurement losses (gains) and changes in tax legislation (“FFO as adjusted”). Transaction-related items include transaction expenses and gains/charges incurred as a result of mergers and acquisitions and lease amendment or termination activities. Prepayment costs (benefits) associated with early retirement of debt include the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of debt. Management believes that FFO as adjusted provides a meaningful supplemental measurement of our FFO run-rate and is frequently used by analysts, investors and other interested parties in the evaluation of our performance as a REIT. At the same time that NAREIT created and defined its FFO measure for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe stockholders, potential investors and financial analysts who review our operating performance are best served by an FFO run-rate earnings measure that includes certain other adjustments to net income (loss), in addition to adjustments made to arrive at the NAREIT defined measure of FFO. FFO as adjusted is used by management in analyzing our business and the performance of our properties, and we believe it is important that stockholders, potential investors and financial analysts understand this measure used by management. We use FFO as adjusted to: (i) evaluate our performance in comparison with expected results and results of previous periods, relative to resource allocation decisions, (ii) evaluate the performance of our management, (iii) budget and forecast future results to assist in the allocation of resources, (iv) assess our performance as compared with similar real estate companies and the industry in general and (v) evaluate how a specific potential investment will impact our future results. Other REITs or real estate companies may use different methodologies for calculating an adjusted FFO measure, and accordingly, our FFO as adjusted may not be comparable to those reported by other REITs.
HCP's Share of Unconsolidated Joint Ventures ("JVs") HCP’s pro rata share information is prepared on a basis consistent with the comparable consolidated amounts by applying our actual ownership percentage for the period, and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio.
Investment and Portfolio Investment Represents: (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization, and (ii) the carrying amount of DFLs and Debt Investments. Portfolio Investment also includes our pro rata share of the real estate assets and intangibles held in our unconsolidated JVs, presented on the same basis as Investment, less the value attributable to refundable Entrance Fee liabilities. Investment and Portfolio Investment exclude land held for development.
Net Debt Enterprise Debt less the carrying amount of cash and cash equivalents as reported in our consolidated financial statements and our pro rata share of cash and cash equivalents from our unconsolidated JVs. Consolidated Debt is the most directly comparable GAAP measure to Net Debt. Net Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Net Debt to Adjusted EBITDAre Net Debt divided by Adjusted EBITDAre is a supplemental measure of our ability to decrease our debt. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis, this measure may have material limitations.
Net Operating Income from Continuing Operations (“NOI”) and Cash NOI NOI and Adjusted NOI are non-U.S. generally accepted accounting principles (“GAAP”) supplemental financial measures used to evaluate the operating performance of real estate. NOI is defined as real estate revenues (inclusive of rental and related revenues, resident fees and services, and income from direct financing leases), less property level operating expenses (which exclude transition costs); NOI excludes all other financial

4

Definitions

statement amounts included in net income (loss). Management believes NOI provides relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unlevered basis. Adjusted NOI is calculated as NOI after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee income and expense. Adjusted NOI is oftentimes referred to as “Cash NOI.” NOI and Adjusted NOI exclude our share of income (loss) generated by unconsolidated joint ventures, which is recognized in equity income (loss) from unconsolidated joint ventures in the consolidated statements of operations. We use NOI and Adjusted NOI to make decisions about resource allocations, to assess and compare property level performance, and to evaluate our same property portfolio (“SPP”), as described below. We believe that net income (loss) is the most directly comparable GAAP measure to NOI and Adjusted NOI. NOI and Adjusted NOI should not be viewed as alternative measures of operating performance to net income (loss) as defined by GAAP since they do not reflect various excluded items. Further, our definitions of NOI and Adjusted NOI may not be comparable to the definitions used by other REITs or real estate companies, as they may use different methodologies for calculating NOI and Adjusted NOI.
Operating expenses generally relate to leased medical office and life science properties and SHOP facilities. We generally recover all or a portion of our leased medical office and life science property expenses through tenant recoveries. We present expenses as operating or general and administrative based on the underlying nature of the expense.
Portfolio Income Cash NOI plus interest income plus our pro rata share of Cash NOI from our unconsolidated JVs.
Real Estate Revenues Includes rental related revenues, tenant recoveries, resident fees and services and income from DFLs.
Revenue Per Occupied Room ("REVPOR") SHOP The 3-month average Cash Real Estate Revenues per occupied unit for the most recent period available. REVPOR SHOP excludes newly completed assets under lease-up, assets sold, acquired or transitioned to a new operating structure (such as triple-net to SHOP) during the relevant period, assets in redevelopment, and assets that experienced a casualty event that significantly impacted operations. REVPOR SHOP is a non-GAAP supplemental financial measure used to evaluate the revenue-generating capacity and profit potential of our SHOP assets independent of fluctuating occupancy rates. It is also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our SHOP assets.
RIDEA A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility.
Same Property Portfolio SPP NOI and Adjusted (Cash) NOI information allows us to evaluate the performance of our property portfolio under a consistent population by eliminating changes in the composition of our consolidated portfolio of properties. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.
Properties are included in SPP once they are stabilized for the full period in both comparison periods. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a transition from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure. A property is removed from SPP when it is classified as held for sale, sold, placed into redevelopment, experiences a casualty event that significantly impacts operations or changes its reporting structure (such as triple-net to SHOP).
Secured Debt Ratio Enterprise Secured Debt divided by Enterprise Gross Assets. Secured Debt Ratio is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share information is calculated by applying our actual ownership percentage for the period and excludes debt funded by us to our JVs. Our pro rata share of Total Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Segments Our portfolio is comprised of investments in the following healthcare segments: (i) senior housing triple-net, (ii) senior housing operating portfolio (“SHOP”), (iii) life science (iv) medical office and (v) other non-reportable segments (“Other”).

5

Reconciliations
In thousands, except for per share data

Funds From Operations

	Three Months Ended March 31,
	2019	2018
Net income (loss) applicable to common shares	$61,029	$39,841
Real estate related depreciation and amortization	131,951	143,250
Real estate related depreciation and amortization on unconsolidated joint ventures	15,077	17,388
Real estate related depreciation and amortization on noncontrolling interests and other	(4,920)	(2,543)
Other real estate-related depreciation and amortization	2,085	1,296
Loss (gain) on sales of real estate, net	(8,044)	(20,815)
Loss (gain) upon consolidation of real estate, net(1)	—	41,017
Impairments (recoveries) of depreciable real estate, net	8,858	—
NAREIT FFO applicable to common shares	206,036	219,434
Distributions on dilutive convertible units and other	1,795	—
Diluted NAREIT FFO applicable to common shares	$207,831	$219,434

Weighted average shares outstanding - diluted NAREIT FFO	483,671	469,695

Impact of adjustments to NAREIT FFO:
Transaction-related items	$5,889	$1,942
Other impairments (recoveries) and losses (gains), net(2)	—	(3,298)
Severance and related charges(3)	—	8,738
Litigation costs (recoveries)	128	406
Foreign currency remeasurement losses (gains)	(28)	130
Total adjustments	5,989	7,918
FFO as adjusted applicable to common shares	212,025	227,352
Distributions on dilutive convertible units and other	1,780	1,711
Diluted FFO as adjusted applicable to common shares	$213,805	$229,063

Weighted average shares outstanding - diluted FFO as adjusted	483,671	474,363

Diluted earnings per common share	$0.13	$0.08
Depreciation and amortization	0.30	0.34
Loss (gain) on sales of real estate, net	(0.02)	(0.04)
Loss (gain) upon consolidation of real estate, net(1)	—	0.09
Impairments (recoveries) of depreciable real estate, net	0.02	—
Diluted NAREIT FFO per common share	$0.43	$0.47
Transaction-related items	0.01	—
Other impairments (recoveries) and losses (gains), net(2)	—	(0.01)
Severance and related charges(3)	—	0.02
Diluted FFO as adjusted per common share	$0.44	$0.48

6

Reconciliations
In thousands

Funds Available for Distribution

	Three Months Ended March 31,
	2019	2018
FFO as adjusted applicable to common shares	$212,025	$227,352
Amortization of deferred compensation(4)	3,590	3,420
Amortization of deferred financing costs	2,699	3,336
Straight-line rents	(6,246)	(10,686)
FAD capital expenditures	(19,220)	(19,118)
Lease restructure payments	288	299
CCRC entrance fees(5)	3,496	3,027
Deferred income taxes	(3,732)	(2,140)
Other FAD adjustments(6)	(1,429)	(3,754)
FAD applicable to common shares	191,471	201,736
Distributions on dilutive convertible units and other	1,794	—
Diluted FAD applicable to common shares	$193,265	$201,736

Weighted average shares outstanding - diluted FAD	483,671	469,695
______________________________________

(1)	For the three months ended March 31, 2018, represents the loss on consolidation of seven U.K. care homes.

(2)	For the three months ended March 31, 2018, represents the impairment recovery of our Tandem Health Care mezzanine loan.

(3)	For the three months ended March 31, 2018, primarily relates to the departure of our former Executive Chairman, which consisted of $6 million of cash severance and $3 million of equity award vestings.

(4)
Excludes amounts related to the acceleration of deferred compensation for restricted stock units that vested upon the departure of certain former employees, which have already been excluded from FFO as adjusted in severance and related charges.

(5)	Represents our 49% share of non-refundable entrance fees, as the fees are collected by our CCRC JV, net of reserves and CCRC JV entrance fee amortization.

(6)
Primarily includes our share of FAD capital expenditures from unconsolidated joint ventures, partially offset by noncontrolling interests' share of FAD capital expenditures from consolidated joint ventures.

7

Reconciliations
In thousands

HCP's Share of Unconsolidated Joint Venture NAREIT FFO, FFO as Adjusted and FAD

	Three Months Ended March 31, 2019
	Total	CCRC JV	Other SHOP JVs	U.K. JV	Medical Office	Remaining
Equity income (loss) from unconsolidated joint ventures	$(863)	$(2,096)	$(489)	$1,295	$208	$219
Real estate related depreciation and amortization	15,077	11,806	1,263	1,756	196	56
NAREIT FFO	$14,214	$9,710	$774	$3,051	$404	$275
Transaction-related items	151	151	—	—	—	—
FFO as adjusted	$14,365	$9,861	$774	$3,051	$404	$275
FAD adjustments	1,938	2,159	(20)	(185)	(18)	2
FAD	$16,303	$12,020	$754	$2,866	$386	$277

8

Reconciliations
In thousands, except for per share data

Projected Future Operations(1)

	Full Year 2019
	Low	High
Diluted earnings per common share	$0.45	$0.51
Real estate related depreciation and amortization	1.14	1.14
Real estate related depreciation and amortization on unconsolidated joint ventures	0.11	0.11
Real estate related depreciation and amortization on noncontrolling interests and other	(0.04)	(0.04)
Other real estate-related depreciation and amortization	0.01	0.01
Loss (gain) on sales of real estate, net	(0.02)	(0.02)
Impairments (recoveries) of depreciable real estate, net	0.02	0.02
Diluted NAREIT FFO per common share	$1.67	$1.73
Transaction-related items	0.02	0.02
Litigation costs (recoveries)	0.01	0.01
Diluted FFO as adjusted per common share	$1.70	$1.76
 ______________________________________

(1)
The foregoing projections reflect management’s view as of May 1, 2019 of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development items, and the earnings impact of the events referenced in our earnings press release for the quarter ended March 31, 2019 that was issued on May 1, 2019. However, these projections do not reflect the impact of unannounced future transactions, except as described herein, other impairments or recoveries, the future bankruptcy or insolvency of our operators, lessees, borrowers or other obligors, the effect of any future restructuring of our contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, or larger than expected litigation settlements and expenses related to existing or future litigation matters. Our actual results may differ materially from the projections set forth above. The aforementioned ranges represent management’s best estimates based upon the underlying assumptions as of May 1, 2019. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

HCP's Share of Unconsolidated Joint Venture NAREIT FFO and Cash NOI

	Full Year 2019
	Low	High
Equity income (loss) from unconsolidated joint ventures	$(9,000)	$(2,000)
Real estate related depreciation and amortization	57,000	58,000
NAREIT FFO	$48,000	$56,000
Adjustments to NAREIT FFO(1)	13,000	13,000
Total NOI	$61,000	$69,000
Non-cash adjustments to NOI(2)	14,000	14,000
Total Cash NOI	$75,000	$83,000
 ______________________________________

(1)	Includes interest and general and administrative expenses.

(2)	Includes our 49% share of non-refundable Entrance Fees as the fees are collected by our CCRC JV, net of reserves and CCRC JV Entrance Fee amortization.

9

Reconciliations
In millions

Projected SPP Cash NOI(1)(2)

	For the projected full year 2019 (low)	For the projected full year 2019 (high)	For the year ended December 31, 2018
Cash NOI	$1,084	$1,102	$1,119
Interest income	10	10	10
Cash NOI plus interest income	1,093	1,112	1,130
Interest income	(10)	(10)	(10)
Non-cash adjustments to cash NOI(3)	13	13	12
NOI	1,096	1,115	1,131
Non-SPP NOI	(257)	(263)	(300)
SPP NOI	839	852	831
Non-cash adjustments to SPP NOI(3)	(7)	(7)	(8)
SPP cash NOI	$833	$845	$823
Addback adjustments(4)	263	269	309
Other income and expenses(5)	28	32	965
Costs and expenses(6)	(879)	(876)	(967)
Other impairments (recoveries), net	(9)	(9)	(55)
Net income (loss)	$236	$262	$1,073

Projected SPP Cash NOI change for full year 2019	1.25%	2.75%
 ______________________________________

(1)
The foregoing projections reflect management’s view as of May 1, 2019 of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development items, and the earnings impact of the events referenced in our earnings press release for the quarter ended March 31, 2019 that was issued on May 1, 2019. However, these projections do not reflect the impact of unannounced future transactions, except as described herein, other impairments or recoveries, the future bankruptcy or insolvency of our operators, lessees, borrowers or other obligors, the effect of any future restructuring of our contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, or larger than expected litigation settlements and expenses related to existing or future litigation matters. Our actual results may differ materially from the projections set forth above. The aforementioned ranges represent management’s best estimates based upon the underlying assumptions as of May 1, 2019. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

(2)	Does not foot due to rounding and adjustments made to SPP high and low ranges reported by segment.

(3)
Represents straight-line rents, DFL non-cash interest, amortization of market lease intangibles, net, the deferral of community fees, net of amortization, management contract termination expense, actuarial reserves for insurance claims that have been incurred but not reported and lease termination fees.

(4)	Represents non-SPP NOI and non-cash adjustments to SPP NOI.

(5)	Represents interest income, gain (loss) on sales of real estate, net, other income (expense), net, income taxes benefit (expense) and equity income (loss) from unconsolidated joint ventures.

(6)	Represents interest expense, depreciation and amortization, general and administrative, transaction costs and loss on debt extinguishments.

10

Reconciliations
In thousands

Enterprise Gross Assets and Portfolio Investment

	March 31, 2019
	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Corporate Non-segment	Total
Consolidated total assets	$2,010,608	$2,256,491	$3,977,389	$3,659,325	$875,908	$119,780	$12,899,501
Investments in and advances to unconsolidated JVs	—	—	—	—	(531,966)	—	(531,966)
Accumulated depreciation and amortization	618,026	465,247	730,916	1,232,641	99,017	—	3,145,847
Consolidated Gross Assets	$2,628,634	$2,721,738	$4,708,305	$4,891,966	$442,959	$119,780	$15,513,382
HCP's share of unconsolidated JV gross assets	—	—	—	—	1,430,040	—	1,430,040
Enterprise Gross Assets	$2,628,634	$2,721,738	$4,708,305	$4,891,966	$1,872,999	$119,780	$16,943,422
Land held for development	—	—	(98,451)	(974)	—	—	(99,425)
Fully depreciated real estate and intangibles	100,734	77,741	309,466	406,365	9,579	—	903,885
Non-real estate related assets(1)	(147,309)	(144,488)	(193,896)	(308,116)	(281,837)	(119,780)	(1,195,426)
Real estate intangible liabilities	(37,081)	(8,599)	(64,100)	(91,295)	(4,871)	—	(205,946)
Portfolio Investment	$2,544,978	$2,646,392	$4,661,324	$4,897,946	$1,595,870	$—	$16,346,510

Investment by Type:
Wholly-owned	$2,544,978	$2,646,392	$4,661,324	$4,897,946	$426,975	$—	$15,177,615
HCP's share of unconsolidated JVs	—	—	—	—	1,168,895	—	1,168,895
Portfolio Investment	$2,544,978	$2,646,392	$4,661,324	$4,897,946	$1,595,870	$—	$16,346,510
______________________________________

(1)
Includes straight-line rent payables and receivables, net of reserves; lease commissions - 2nd generation, net of amortization; cash and restricted cash; HCP's share of the value attributable to refundable Entrance Fee liabilities for the CCRC JV; operating lease right-of-use assets; and other assets.

11

Reconciliations
In thousands

Real Estate Revenue

	Three Months Ended
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019
Senior housing triple-net	$74,289	$70,713	$67,487	$63,602	$58,892
SHOP	144,670	138,352	137,044	127,909	126,181
Life science	99,622	101,031	98,040	96,371	94,473
Medical office(1)	133,220	134,574	139,566	140,015	142,195
Other(1)	21,031	23,434	12,650	12,664	12,700
Real Estate Revenue	$472,832	$468,104	$454,787	$440,561	$434,441
Senior housing triple-net	(1,878)	993	569	2,436	435
SHOP	(2,352)	(1,652)	771	41	968
Life science	(3,770)	(2,251)	(1,453)	(2,178)	(2,491)
Medical office(1)	(2,850)	(2,540)	(2,181)	(2,506)	(2,710)
Other(1)	(531)	(480)	188	194	194
Non-cash adjustments to Real Estate Revenues	$(11,381)	$(5,930)	$(2,106)	$(2,013)	$(3,604)
Senior housing triple-net	72,411	71,706	68,056	66,038	59,328
SHOP	142,318	136,700	137,815	127,950	127,149
Life science	95,852	98,780	96,587	94,193	91,982
Medical office(1)	130,370	132,034	137,385	137,509	139,485
Other(1)	20,500	22,954	12,838	12,858	12,895
Cash Real Estate Revenues	$461,451	$462,174	$452,681	$438,548	$430,839
Senior housing triple-net	(19,498)	(15,932)	(12,348)	(7,573)	(5,132)
SHOP	(72,131)	(66,574)	(68,281)	(58,935)	(56,605)
Life science	(27,564)	(28,962)	(24,115)	(21,531)	(19,101)
Medical office(1)	(14,122)	(14,253)	(17,136)	(19,459)	(19,374)
Other(1)	(7,918)	(10,274)	—	—	—
Non-SPP total Cash Real Estate Revenues	$(141,233)	$(135,995)	$(121,880)	$(107,498)	$(100,212)
Senior housing triple-net	52,913	55,774	55,708	58,465	54,196
SHOP	70,187	70,126	69,534	69,015	70,544
Life science	68,288	69,818	72,472	72,662	72,881
Medical office(1)	116,248	117,781	120,249	118,050	120,111
Other(1)	12,582	12,680	12,838	12,858	12,895
Cash Real Estate Revenues - SPP	$320,218	$326,179	$330,801	$331,050	$330,627
_______________________________________

(1)
During the first quarter of 2019, two facilities were reclassified from other non-reportable segments to the medical office segment. Accordingly, all prior period segment information has been recast to conform to the current period presentation.

12

Reconciliations
In thousands

Operating Expenses

	Three Months Ended
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019
Senior housing triple-net	$1,045	$791	$840	$941	$993
SHOP	101,746	101,767	106,182	104,617	96,948
Life science	21,809	22,732	23,668	23,534	21,992
Medical office(1)	47,878	48,528	50,478	48,219	48,987
Other(1)	74	48	40	102	7
Operating expenses	$172,552	$173,866	$181,208	$177,413	$168,927
Senior housing triple-net	(13)	(13)	35	(14)	(129)
SHOP	(745)	(1,528)	(606)	(3,189)	(184)
Life science	(19)	(17)	(13)	(13)	(13)
Medical office(1)	(918)	(708)	(817)	(945)	(939)
Other(1)	—	—	—	—	1
Non-cash adjustments to operating expenses	$(1,695)	$(2,266)	$(1,401)	$(4,161)	$(1,264)
Senior housing triple-net	1,032	778	875	927	864
SHOP	101,001	100,239	105,576	101,428	96,764
Life science	21,790	22,715	23,655	23,521	21,979
Medical office(1)	46,960	47,820	49,661	47,274	48,048
Other(1)	74	48	40	102	8
Cash Operating Expenses	$170,857	$171,600	$179,807	$173,252	$167,663
Senior housing triple-net	(954)	(718)	(810)	(839)	(790)
SHOP	(54,251)	(52,308)	(57,423)	(52,044)	(47,863)
Life science	(6,464)	(6,337)	(6,107)	(6,134)	(5,527)
Medical office(1)	(7,278)	(7,279)	(7,615)	(7,748)	(7,736)
Other(1)	(80)	(31)	(32)	(76)	(1)
Non-SPP operating expenses	$(69,027)	$(66,673)	$(71,987)	$(66,841)	$(61,917)
Senior housing triple-net	78	60	65	88	74
SHOP	46,750	47,931	48,153	49,384	48,901
Life science	15,326	16,378	17,548	17,387	16,452
Medical office(1)	39,682	40,541	42,046	39,526	40,312
Other(1)	(6)	17	8	26	7
Cash Operating Expenses - SPP	$101,830	$104,927	$107,820	$106,411	$105,746
_______________________________________

(1)
During the first quarter of 2019, two facilities were reclassified from other non-reportable segments to the medical office segment. Accordingly, all prior period segment information has been recast to conform to the current period presentation.

13

Reconciliations
In thousands

EBITDAre and Adjusted EBITDAre

Three Months Ended March 31, 2019
Net income (loss)	$64,990
Interest expense	49,327
Income tax expense (benefit)	(3,458)
Depreciation and amortization	131,951
Other depreciation and amortization	2,797
Loss (gain) on sales of real estate, net	(8,044)
Impairments (recoveries) of depreciable real estate, net	8,858
HCP’s share of unconsolidated JV:
Interest expense	4,250
Income tax expense (benefit)	145
Depreciation and amortization	15,077
Other JV adjustments	(427)
EBITDAre	$265,466

Transaction-related items	5,889
Litigation costs (recoveries)	128
Amortization of deferred compensation	3,590
Foreign currency remeasurement losses (gains)	(28)
CCRC entrance fees	3,496
Adjusted EBITDAre	$278,541

Adjusted Fixed Charge Coverage

Three Months Ended March 31, 2019
Interest expense	$49,327
Capitalized interest	8,369
HCP’s share of unconsolidated JV interest expense and capitalized interest	4,313
Fixed Charges	$62,009

Adjusted Fixed Charge Coverage	4.5x

14

Reconciliations
In thousands

Enterprise Debt and Net Debt

March 31, 2019
Bank line of credit(1)	$276,500
Term loans	—
Senior unsecured notes	5,260,622
Mortgage debt	137,525
Other debt	89,223
Consolidated Debt	$5,763,870
HCP's share of unconsolidated JV mortgage debt	333,836
HCP's share of unconsolidated JV other debt	170,715
Enterprise Debt	$6,268,421
Cash and cash equivalents	(120,117)
HCP's share of unconsolidated JV cash and cash equivalents	(26,473)
Net Debt	$6,121,831

Financial Leverage

March 31, 2019
Enterprise Debt	$6,268,421
Enterprise Gross Assets	16,943,422
Financial Leverage	37.0%

Secured Debt Ratio

March 31, 2019
Mortgage debt	$137,525
HCP's share of unconsolidated JV mortgage debt	333,836
Enterprise Secured Debt	$471,361
Enterprise Gross Assets	16,943,422
Secured Debt Ratio	2.8%

Net Debt to Adjusted EBITDAre

	Three Months Ended March 31, 2019
Net Debt	$6,121,831
Adjusted EBITDAre	1,114,164	(2)
Net Debt to Adjusted EBITDAre	5.5x
  ______________________________________

(1)	Includes £55 million translated into USD.

(2)	Represents the current quarter Adjusted EBITDAre multiplied by a factor of four.

15

Reconciliations
In thousands

Segment Cash NOI, Portfolio Income and SPP
Total Consolidated

	Three Months Ended
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019
Net income (loss)	$43,237	$92,928	$102,926	$834,383	$64,990
Interest income	(6,365)	(1,447)	(1,236)	(1,358)	(1,713)
Interest expense	75,102	73,038	63,486	54,717	49,327
Depreciation and amortization	143,250	143,292	132,198	130,759	131,951
General and administrative	29,175	22,514	23,503	21,510	21,355
Transaction costs	2,195	2,404	4,489	1,684	4,518
Loss (gain) on sales of real estate, net	(20,815)	(46,064)	(95,332)	(763,774)	(8,044)
Impairments (recoveries), net	—	13,912	5,268	36,080	8,858
Other expense (income), net	40,407	(1,786)	(1,604)	(50,333)	(3,133)
Loss on debt extinguishments	—	—	43,899	263	—
Income tax expense (benefit)	(5,336)	(4,654)	(4,929)	(2,935)	(3,458)
Equity loss (income) from unconsolidated JVs	(570)	101	911	2,152	863
NOI	$300,280	$294,238	$273,579	$263,148	$265,514
Adjustment to NOI	(9,686)	(3,662)	(703)	2,148	(2,338)
Cash NOI	$290,594	$290,576	$272,876	$265,296	$263,176
Interest income	6,365	1,447	1,236	1,358	1,713
HCP's share of unconsolidated JVs	21,737	19,867	23,302	21,466	21,400
Portfolio Income	$318,696	$311,890	$297,414	$288,120	$286,289
Interest income	(6,365)	(1,447)	(1,236)	(1,358)	(1,713)
HCP's share of unconsolidated JVs	(21,737)	(19,867)	(23,302)	(21,466)	(21,400)
Adjustment to NOI	9,686	3,662	703	(2,148)	2,338
Non-SPP NOI	(77,085)	(71,820)	(49,957)	(39,511)	(37,452)
SPP NOI	$223,195	$222,418	$223,622	$223,637	$228,062
Non-cash adjustment to SPP NOI	(4,807)	(1,166)	(641)	1,002	(3,180)
SPP cash NOI	$218,388	$221,252	$222,981	$224,639	$224,882

16

Reconciliations
In thousands

Senior Housing Triple-Net

	Three Months Ended
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019
Net income (loss)	$50,738	$18,752	$47,627	$67,827	$44,184
Interest expense	600	607	599	598	589
Depreciation and amortization	21,906	21,251	18,884	17,564	16,683
Impairments (recoveries), net	—	6,273	—	—	—
Loss (gain) on sales of real estate, net	—	23,039	(463)	(23,328)	(3,557)
NOI	$73,244	$69,922	$66,647	$62,661	$57,899
Adjustment to NOI	(1,865)	1,006	534	2,450	564
Cash NOI	$71,379	$70,928	$67,181	$65,111	$58,463
Interest income	—	—	—	—	—
HCP's share of unconsolidated JVs	—	—	—	—	—
Portfolio Income	$71,379	$70,928	$67,181	$65,111	$58,463
Interest income	—	—	—	—	—
HCP's share of unconsolidated JVs	—	—	—	—	—
Adjustment to NOI	1,865	(1,006)	(534)	(2,450)	(564)
Non-SPP NOI	(17,776)	(14,470)	(10,886)	(5,577)	(1,938)
SPP NOI	$55,468	$55,452	$55,761	$57,084	$55,961
Non-cash adjustment to SPP NOI	(2,633)	262	(118)	1,293	(1,839)
SPP cash NOI	$52,835	$55,714	$55,643	$58,377	$54,122

SHOP

	Three Months Ended
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019
Net income (loss)	$35,123	$55,845	$9,903	$(19,145)	$8,971
Interest expense	988	990	688	659	663
Depreciation and amortization	27,628	28,002	25,166	23,609	24,086
Impairments (recoveries), net	—	—	5,268	32,802	—
Loss (gain) on sales of real estate, net	(20,815)	(48,252)	(10,163)	(14,633)	(4,487)
NOI	$42,924	$36,585	$30,862	$23,292	$29,233
Adjustment to NOI	(1,607)	(124)	1,378	3,230	1,152
Cash NOI	$41,317	$36,461	$32,240	$26,522	$30,385
Interest income	—	—	—	—	—
HCP's share of unconsolidated JVs	—	—	—	—	—
Portfolio Income	$41,317	$36,461	$32,240	$26,522	$30,385
Interest income	—	—	—	—	—
HCP's share of unconsolidated JVs	—	—	—	—	—
Adjustment to NOI	1,607	124	(1,378)	(3,230)	(1,152)
Non-SPP NOI	(19,610)	(14,773)	(10,471)	(4,827)	(7,758)
SPP NOI	$23,314	$21,812	$20,391	$18,465	$21,475
Non-cash adjustment to SPP NOI	123	383	990	1,166	169
SPP cash NOI	$23,437	$22,195	$21,381	$19,631	$21,644

17

Reconciliations
In thousands

Life Science

	Three Months Ended
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019
Net income (loss)	$41,650	$35,311	$120,442	$763,666	$36,162
Interest expense	83	80	78	76	73
Depreciation and amortization	36,080	35,269	34,432	34,699	36,246
Impairments (recoveries), net	—	7,639	—	—	—
Loss (gain) on sales of real estate, net	—	—	(80,580)	(725,604)	—
NOI	$77,813	$78,299	$74,372	$72,837	$72,481
Adjustment to NOI	(3,751)	(2,233)	(1,439)	(2,165)	(2,478)
Cash NOI	$74,062	$76,066	$72,933	$70,672	$70,003
Interest income	—	—	—	—	—
HCP's share of unconsolidated JVs	—	—	—	—	—
Portfolio Income	$74,062	$76,066	$72,933	$70,672	$70,003
Interest income	—	—	—	—	—
HCP's share of unconsolidated JVs	—	—	—	—	—
Adjustment to NOI	3,751	2,233	1,439	2,165	2,478
Non-SPP NOI	(24,086)	(24,441)	(18,853)	(16,988)	(15,606)
SPP NOI	$53,727	$53,858	$55,519	$55,849	$56,875
Non-cash adjustment to SPP NOI	(765)	(418)	(595)	(574)	(446)
SPP cash NOI	$52,962	$53,440	$54,924	$55,275	$56,429

Medical Office(1)

	Three Months Ended
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019
Net income (loss)	$38,024	$37,829	$40,897	$39,042	$31,138
Interest expense	120	119	117	118	111
Depreciation and amortization	47,198	48,098	51,977	53,163	53,101
Impairments (recoveries), net	—	—	—	—	8,858
Loss (gain) on sales of real estate, net	—	—	(3,903)	(527)	—
NOI	$85,342	$86,046	$89,088	$91,796	$93,208
Adjustment to NOI	(1,932)	(1,831)	(1,364)	(1,561)	(1,771)
Cash NOI	$83,410	$84,215	$87,724	$90,235	$91,437
Interest income	—	—	—	—	—
HCP's share of unconsolidated JVs	—	—	—	—	—
Portfolio Income	$83,410	$84,215	$87,724	$90,235	$91,437
Interest income	—	—	—	—	—
HCP's share of unconsolidated JVs	—	—	—	—	—
Adjustment to NOI	1,932	1,831	1,364	1,561	1,771
Non-SPP NOI	(7,073)	(7,294)	(9,777)	(12,195)	(12,151)
SPP NOI	$78,269	$78,752	$79,311	$79,601	$81,057
Non-cash adjustment to SPP NOI	(1,703)	(1,512)	(1,108)	(1,077)	(1,258)
SPP cash NOI	$76,566	$77,240	$78,203	$78,524	$79,799

18

Reconciliations
In thousands

Other(1)

	Three Months Ended
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019
Net income (loss)	$(23,841)	$34,169	$11,419	$56,619	$11,708
Interest income	(6,365)	(1,447)	(1,236)	(1,358)	(1,713)
Interest expense	728	742	—	—	—
Depreciation and amortization	10,438	10,672	1,739	1,724	1,835
Impairments (recoveries), net	—	—	—	3,278	—
Loss (gain) on sales of real estate, net	—	(20,851)	(223)	318	—
Other expense (income), net	40,567	—	—	(50,171)	—
Equity loss (income) from unconsolidated JVs	(570)	101	911	2,152	863
NOI	$20,957	$23,386	$12,610	$12,562	$12,693
Adjustment to NOI	(531)	(480)	188	194	195
Cash NOI	$20,426	$22,906	$12,798	$12,756	$12,888
Interest income	6,365	1,447	1,236	1,358	1,713
HCP's share of unconsolidated JVs	21,737	19,867	23,302	21,466	21,400
Portfolio Income	$48,528	$44,220	$37,336	$35,580	$36,001
Interest income	(6,365)	(1,447)	(1,236)	(1,358)	(1,713)
HCP's share of unconsolidated JVs	(21,737)	(19,867)	(23,302)	(21,466)	(21,400)
Adjustment to NOI	531	480	(188)	(194)	(195)
Non-SPP NOI	(8,540)	(10,842)	30	76	1
SPP NOI	$12,417	$12,544	$12,640	$12,638	$12,694
Non-cash adjustment to SPP NOI	171	119	190	194	194
SPP cash NOI	$12,588	$12,663	$12,830	$12,832	$12,888

Corporate Non-Segment

	Three Months Ended
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019
Net income (loss)	$(98,457)	$(88,978)	$(127,362)	$(73,626)	$(67,173)
Interest expense	72,583	70,500	62,004	53,266	47,891
General and administrative	29,175	22,514	23,503	21,510	21,355
Transaction costs	2,195	2,404	4,489	1,684	4,518
Other expense (income), net	(160)	(1,786)	(1,604)	(162)	(3,133)
Loss on debt extinguishments	—	—	43,899	263	—
Income tax expense (benefit)	(5,336)	(4,654)	(4,929)	(2,935)	(3,458)
NOI	$—	$—	$—	$—	$—
  _______________________________________

(1)
During the first quarter of 2019, two facilities were reclassified from other non-reportable segments to the medical office segment. Accordingly, all prior period segment information has been recast to conform to the current period presentation.

19

Reconciliations
In thousands, except per month data

REVPOR SHOP

	Three Months Ended
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019
REVPOR SHOP
Real Estate Revenues	$144,670	$138,352	$137,044	$127,909	$126,181
Adjustments to real estate revenues	(2,352)	(1,652)	771	41	968
Cash Real Estate Revenues	$142,318	$136,700	$137,815	$127,950	$127,149
Other adjustments to REVPOR SHOP(1)	(2,527)	(20,136)	(25,055)	(28,998)	(21,714)
REVPOR SHOP revenues	$139,791	$116,564	$112,760	$98,952	$105,436

Average occupied units/month	11,452	9,648	9,193	7,745	7,664
REVPOR SHOP per month(2)	$4,069	$4,027	$4,089	$4,259	$4,586

SPP REVPOR SHOP
REVPOR SHOP revenues	$139,791	$116,564	$112,760	$98,952	$105,436
Change in reporting structure(3)	—	—	(13,206)	(19,377)	(29,722)
Other non-SPP cash real estate revenues	(69,604)	(46,438)	(30,020)	(10,560)	(5,169)
SPP REVPOR SHOP revenues	$70,187	$70,126	$69,534	$69,015	$70,544

SPP average occupied units/month	5,684	5,614	5,577	5,579	5,493
SPP REVPOR SHOP per month(2)	$4,116	$4,163	$4,156	$4,123	$4,281
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(1)
Includes revenue for newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant period, assets in redevelopment, and assets that experienced a casualty event that significantly impacted operations.

(2)	Represents the current quarter REVPOR divided by a factor of three.

(3)	Represents revenues for assets that transitioned from senior housing triple-net to SHOP during the year-over-year comparison period.

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